SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: November 30, 2000
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                        (Date of earliest event reported)


                      ASSOCIATES FIRST CAPITAL CORPORATION
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               (Exact name of registrant as specified in charter)


   Delaware                      2-44197                      06-0876639
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  (State or other juris-       (Commission                 (I.R.S. Employer
 diction of organization)       File Nos.)                Identification No.)


   250 E. Carpenter Freeway, Irving, Texas                  75062-2729
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   (Address of principal executive offices)                 (Zip Code)


Registrant's Telephone Number, including area code: (972) 652-4000
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Item 5.  Other Events

      On November 30, 2000, Citigroup Inc. and Associates First Capital Corporation ("Associates") announced the completion of Citigroup's acquisition of Associates. The acquisition was consummated through a merger of a subsidiary of Citigroup with and into Associates (with Associates as the surviving corporation) pursuant to which each share of Associates common stock has become a right to receive .7334 of a share of common shares of Citigroup. The acquisition followed the approval by Associates' shareholders and the approval by certain domestic and foreign antitrust, banking and insurance regulators.

      Subsequent to the acquisition, Citicorp (an indirect wholly-owned subsidiary of Citigroup) became the parent of Associates and issued a full and unconditional guarantee (the "Guarantee") of the outstanding long-term debt securities and commercial paper of Associates. Associates's debt securities and commercial paper will no longer be separately rated. Associates intends to cease filing periodic reports as required by the Securities Exchange Act of 1934. Citicorp, Associates and Associates Corporation of North America (a subsidiary of Associates, "ACONA") have filed a registration statement on Form S-3 for the registration of the Guarantee and all market-making transactions in the guaranteed long-term debt securities by affiliates of Citicorp, Associates and ACONA, including Salomon Smith Barney Inc., another subsidiary of Citigroup.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               ASSOCIATES FIRST CAPITAL CORPORATION



                               By:    /s/ Frederic C. Liskow
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                                  Name:   Frederic C. Liskow
                                  Title:  Vice President



Date: December 1, 2000